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                                                                    Exhibit 99.1

[LORAL SPACE & COMMUNICATION LOGO]

    600 Third Avenue
   New York, NY 10016

FOR IMMEDIATE RELEASE                                                      NEWS

                                                    Contact: Jeanette Clonan or
                                                                  John McCarthy
                                                                 (212) 697-1105

                         LORAL FILES REORGANIZATION PLAN

                Consensual Plan Supported by Creditors' Committee

NEW YORK - AUGUST 19, 2004 - Loral Space & Communications Ltd. (OTCBB: LRLSQ) and certain of its subsidiaries today filed a proposed plan of reorganization (the Plan) with the U.S. Bankruptcy Court for the Southern District of New York. The Plan is supported by the Official Committee of Unsecured Creditors appointed in Loral's chapter 11 case. The company expects to exit chapter 11 under current management before the end of the year.

The Plan, which is subject to confirmation by the bankruptcy court, resulted from negotiations between the company and the Creditors' Committee to implement the previously announced agreement in principle. It provides, among other things, that:

      - Loral's two businesses, Space Systems/Loral and Loral Skynet, will emerge intact as separate subsidiaries of reorganized Loral (New Loral).

      - Space Systems/Loral, the satellite design and manufacturing business, will emerge debt-free.

      - The common stock of New Loral will be owned by Loral bondholders, Loral Orion bondholders and other unsecured creditors. In addition, bondholders and other creditors of Loral Orion will receive an aggregate of $200 million in new senior secured notes to be issued by reorganized Loral Skynet, New Loral's satellite services subsidiary.

      - New Loral will emerge as a public company and will seek listing on a major stock exchange.

      - Existing common and preferred stock will be cancelled and no distribution will be made to current shareholders.

The plan of reorganization is available via the court's website, at www.nysb.uscourts.gov/. Please note that a PACER password is required to access

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documents on the Bankruptcy Court's website. Loral's bankruptcy case number is
03-41710 (RDD).

Loral Space & Communications is a satellite communications company. It owns and operates a fleet of telecommunications satellites used to broadcast video entertainment programming, distribute broadband data, and provide access to Internet services and other value-added communications services. Loral also is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management.

                                      # # #

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company's annual report on Form 10-K for the fiscal year ended December 31, 2003, entitled "Commitments and Contingencies," and the company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.